
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The
Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in the entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       3,361,585
<RECEIVABLES>                                8,999,607
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         59,077,017<F2>
<PP&E>                                       7,167,749
<TOTAL-ASSETS>                             109,528,124
<SHORT-TERM>                                17,840,384<F3>
<PAYABLES>                                   5,659,242<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 26,657,751<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  52,864,806
<TOTAL-LIABILITY-AND-EQUITY>               109,528,124
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         3,091,079
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               21,232,183<F6>
<FEE-REVENUE>                                4,792,514
<INTEREST-EXPENSE>                           2,223,824
<COMPENSATION>                              16,800,112
<INCOME-PRETAX>                              1,803,033<F7>
<INCOME-PRE-EXTRAORDINARY>                   1,224,033<F7>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,224,033<F8>
<EPS-PRIMARY>                                      .68
<EPS-DILUTED>                                      .68

<F1>Short-term investments include some securities purchased under resale agreements.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F7>Includes only income from continuing operations.
<F8>Income from continuing and discontinued operations.
<F2>Financial instruments include securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.

